UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2011
Fidus Mezzanine Capital, L.P.
(Exact Name of Registrant As Specified in Its Charter)

Delaware	000-54441	20-8435835

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1603 Orrington Avenue, Suite 820, Evanston, Illinois	60201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 859-3940
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     By correspondence dated September 29, 2011, Wayne F. Robinson resigned as director of Fidus Mezzanine Capital, L.P., a Delaware limited partnership (the “Fund”), and as chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee, effective as of September 29, 2011. Mr. Robinson informed the board that his resignation was for health reasons and was not due to any disagreements with the Fund. The Fund thanks Mr. Robinson for his service to the Fund and wishes him well.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDUS MEZZANINE CAPITAL, L.P.
Date: September 30, 2011	By:	/s/ CARY L. SCHAEFER
		Name:	Cary L. Schaefer
		Title:	Chief Financial Officer